                                                                     EXHIBIT 99

                McDERMOTT INTERNATIONAL, INC. ADDITIONAL EXHIBITS
                       SUPPLEMENTARY FINANCIAL INFORMATION
            PREPARED IN ACCORDANCE WITH AND SOLELY FOR THE PURPOSE OF
            COMPLYING WITH CERTAIN PANAMANIAN SECURITIES REGULATIONS

                                                       Year Ended
                                                      December 31,
                                                         2001
                                                      -----------
                                                      (Unaudited)
                                                     (In thousands)
                       ARTICLE 29
RULE #9 - INVESTMENTS IN SUBSIDIARIES AND OTHER
     INVESTEES AT EQUITY
     Head Office (Parent Company)                     $   793,920
     Subsidiaries and Affiliates                               --
     Eliminations/Other                                  (769,761)
                                                      -----------
       McDERMOTT INTERNATIONAL, INC                   $    24,159
                                                      ===========

RULE #25C - PARENT-COMPANY ACCOUNTS AND NOTES
  PAYABLE TO SUBSIDIARIES
     Head Office (Parent Company)                     $    53,588
     Eliminations/Other                                   (53,588)
                                                      -----------
McDERMOTT INTERNATIONAL, INC                          $        --
                                                      ===========

     ARTICLE 30

(c) - OPERATING EXPENSES BY SEGMENT
     Power Generation Systems                         $    51,434
     Marine Construction Services                         834,022
     Government Operations                                440,423
     Other Operations                                     589,397
     Eliminations                                            (538)
                                                      -----------
       McDERMOTT INTERNATIONAL, INC                   $ 1,914,738
                                                      ===========

RULE #40 - OPERATING REVENUES
     Head Office (Parent Company)                     $        --
     Subsidiaries and Affiliates                        1,969,806
     Eliminations/Other                                        --
                                                      -----------
       McDERMOTT INTERNATIONAL, INC                   $ 1,969,806
                                                      ===========

                                                                       Continued

                                                       Year Ended
                                                      December 31,
                                                         2001
                                                      -----------
                                                      (Unaudited)
                                                     (In thousands)
                       ARTICLE 29
     ARTICLE 30 - Continued

RULE #41 - OPERATING EXPENSES
     Head Office (Parent Company)                     $    22,974
     Subsidiaries and Affiliates                        1,900,577
                                                      -----------
       McDERMOTT INTERNATIONAL, INC                   $ 1,923,551
                                                      ===========

RULE #43 - DIVIDENDS RECEIVED
     Head Office (Parent Company)
       from Subsidiaries and Affiliates               $    26,900
     Subsidiaries and Affiliates
       from Other Corporations                             36,920
     Eliminations/Other                                   (26,900)
                                                      -----------
         McDERMOTT INTERNATIONAL, INC                 $    36,920
                                                      ===========

RULE #44 - INTEREST INCOME
     Head Office (Parent Company):
       from Subsidiaries and Affiliates               $       669
       from Other Corporations                              1,443
     Subsidiaries and Affiliates
       from Other Corporations                             18,118
     Eliminations                                            (669)
                                                      -----------
         McDERMOTT INTERNATIONAL, INC                 $    19,561
                                                      ===========

RULE #46 - OTHER MISCELLANEOUS REVENUES
     Gain on sale of subsidiary                       $    27,996
     Loss on Curtailment of Employee Benefit Plans         (4,000)
     Other Items - Net                                      6,825
                                                      -----------
       McDERMOTT INTERNATIONAL, INC                   $    30,821
                                                      ===========

RULE #51 - INVESTMENTS IN UNCONSOLIDATED
  AFFILIATES AT EQUITY
     Balance at December 31, 2000                     $    25,405
     Equity Income                                         34,304
     Dividends Received                                   (36,920)
     Other Changes                                          1,370
                                                      -----------
     Balance at December 31, 2001                     $    24,159
                                                      ===========